EXHIBIT 99.1
Contacts:
Investors:
Risa Fisher
rfisher@emdeon.com
201-414-2002
Media:
Jennifer Newman
jnewman@emdeon.com
212-624-3912
Emdeon Announces Intention to Commence Tender Offer
ELMWOOD PARK, NJ — September 26, 2006 — Emdeon Corporation (Nasdaq: HLTH) announced today that it intends to commence a tender offer within approximately two weeks to purchase up to 100 million shares of its common stock at a price per share of $12.25 to be funded out of the proceeds of the Emdeon Business Services transaction announced in a separate release today, pursuant to which the Company expects to receive approximately $1.2 billion in cash. The number of shares proposed to be purchased in the tender offer represents approximately 36% of the Company’s currently outstanding common shares. The last reported sales price per share of the Company’s common stock on the Nasdaq National Market on September 25, 2006 was $11.64 per share.
The tender offer will be subject to a number of conditions, including the completion of the Emdeon Business Services transaction announced today.
None of the Company, its Board of Directors, or the information agent will make any recommendations to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any.
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF EMDEON CORPORATION COMMON STOCK. THE TENDER OFFER WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT THE COMPANY INTENDS TO DISTRIBUTE TO ITS STOCKHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE,

LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT THE COMPANY INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT (TO BE IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.
About Emdeon
Emdeon (Nasdaq: HLTH) is a leading provider of business, technology and information solutions that transform both the financial and clinical aspects of healthcare delivery. At the core of Emdeon’s vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable knowledge at the right time and place and to improve healthcare quality.
Emdeon Business Services provides revenue cycle management and clinical communication solutions that enable payers, providers and patients to improve healthcare business processes. WebMD (Nasdaq: WBMD) provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: the expected timing of completion of the transaction described in this press release; ongoing business relationships between Emdeon Business Services and other Emdeon businesses; and the intent to commence a tender offer. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements, including risks and uncertainties regarding: the amount and timing of potential benefits of the transactions referred to in this release; relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries; and changes in facts and circumstances and other uncertainties concerning the completion of the tender offer. Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.
WebMD®, WebMD Health®, Emdeon™, Emdeon Business Services™ and POREX® are trademarks of Emdeon Corporation or its subsidiaries.